UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2019

BANCORP OF NEW JERSEY, INC.

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	001-34089 (Commission File Number)	20-8444387 (I.R.S. Employer Identification Number)

1365 PALISADE AVENUE
FORT LEE, NEW JERSEY  07024

(Address of Principal Executive Offices)

(201) 944-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	BKJ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K filed by Bancorp of New Jersey, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 23, 2019 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2019 Annual Meeting of Shareholders, also held on May 23, 2019 (the “2019 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company’s named executive officers (“say on pay”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say on pay votes held at the 2019 Annual Meeting, 570,390 shares voted for one year, 68,983 shares voted for two years, 2,148,832 voted for three years, and there were 514,753 abstentions and 2,311,729 broker non votes. The Company has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Company’s Board of Directors in the proxy statement for the 2019 Annual Meeting, that the Company will hold future say on pay votes once every three years, until the occurrence of the next advisory vote on the frequency of say on pay votes. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company’s 2025 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: July 1, 2019	By:	/s/ Nancy E. Graves
	Name:	Nancy E. Graves
	Title:	President and CEO